SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 9, 2004

NEWFIELD EXPLORATION COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12534 (Commission File Number)	72-1133047 (I.R.S. Employer Identification No.)

363 N. Sam Houston Parkway E., Suite 2020
Houston, Texas 77060
(Address of Principal Executive Offices)

(281) 847-6000
(Registrant’s Telephone Number, Including Area Code)

Item 5. Other Events and Regulation FD Disclosure
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURES
Exhibit Index
Press Release dated August 9, 2004
Press Release dated August 9, 2004
NFX publication issued on August 9, 2004

Item 5. Other Events and Regulation FD Disclosure

     On August 9, 2004, Newfield issued a press release announcing the public offering of 4,700,000 shares (5,405,000 shares if the underwriters exercise in full their option to purchase additional shares to cover over-allotments) of its common stock. A copy of the press release is filed herewith as Exhibit 99.1.

     On August 9, 2004, Newfield issued a press release announcing the commencement of a private placement offering to eligible purchasers of approximately $300 million of its Senior Subordinated Notes due 2014. A copy of the press release is filed herewith as Exhibit 99.2.

     On August 9, 2004, Newfield issued its @NFX publication, which includes updated tables detailing complete hedging positions as of August 8, 2004. A copy of this publication is furnished herewith as Exhibit 99.3.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

99.1	Press release issued by Newfield Exploration Company on August 9, 2004.
99.2	Press release issued by Newfield Exploration Company on August 9, 2004.
99.3	@NFX publication issued by Newfield Exploration Company on August 9, 2004.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NEWFIELD EXPLORATION COMPANY
Date: August 10, 2004	By:	/s/ BRIAN L. RICKMERS
Brian L. Rickmers
Controller (Principal Accounting Officer)

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Exhibit Index

Exhibit No.	Description
99.1	Press release issued by Newfield Exploration Company on August 9, 2004.
99.2	Press release issued by Newfield Exploration Company on August 9, 2004.
99.3	@NFX publication issued by Newfield Exploration Company on August 9, 2004.